Exhibit 21.1

Subsidiaries of the Registrant
Name	Jurisdiction of Incorporation or Organization	Doing business as
Advantage AMP LLC	Delaware	AMP Agency Advantage Media
Advantage Consumer Healthcare LLC	Delaware
Advantage Sales & Marketing Inc.	Delaware	ASM Inc. Advantage Sales & Marketing AZ Inc.
Advantage Sales & Marketing Limited	England and Wales
Advantage Sales & Marketing LLC	California

206

206inc

206Agency

Adlucent

Advanced Marketing & Sales

Advantage Beverage Solutions

Advantage CMN LLC

Advantage Digital Commerce

Advantage Fresh

Advantage Fulfillment Services

Advantage Greenhouse Partners

Advantage Integrated Connections

Advantage Longhorn

Advantage Marketing Partners

Advantage Media

Advantage Program

Advantage Sales

Advantage Sales & Marketing New Jersey

Advantage Sales & Marketing – Wyoming

Advantage Solutions

Advantage Unified Commerce

AMP Agency

ASM Home Center Hardware Division

ASM Home Center/Hardware Division

Atlas Technology Group

Beekeeper Marketing

BEM

BEM Sales & Marketing

BigMethod

Blue Ocean Innovative Solutions

Brand Connections

Bump Club and Beyond

Canopy

Certified Management Group

Club Marketing

Culinary Sales Support

Edge Marketing

eShopportunity

Focus Sales

Fresh Solutions of Texas

FreshSpace

G & G Marketing

GIG Retail US

Hatch Design

IBC

In Connected Marketing

InKlout

IN Marketing Services

Integrated Marketing Services

Interlink Marketing Group

J.L. Buchanan

Level One Marketing

Marathon Global

Perimeter Marketing

PromoPoint Marketing

Quiverr Collective

Reputation Tree

Resource Marketing

Resources Marketing

Sage Tree

SixSpeed

SmallTalk AI

SmallTalk Group

SMART

Storeboard Media

Strong Analytics

Sunflower

THE SMART TEAM

the Sunflower Group

U.S. Advantage Sales & Marketing, LLC

W. J. Brader & Associates

Advantage Smollan B.V.	Netherlands
Advantage Smollan Limited	England and Wales
Advantage Solutions Inc	Canada

 Advantage Solutions Canada Inc.

Advantage Sales and Marketing Canada

ASM Canada IBC

ASM Canada North 51st Group

ASM Canada Sales and Logistics Solutions

ASM Canada-The Linkage Group Merchandising

Edge Marketing

IBC

IBC Confectionary

International Biscuits and Confections

Integrated Marketing Services Canada

Lucas Enterprises

Prestige

Priority Brands

Sales and Logistics Solutions

The Linkage Group

The Linkage Group - Sales & Marketing

The North 51st Group

Waypoint Foodservice

Ventes Et Marketing Advantage Canada

CBI Marketing Intefre Canada Le Groupe Linkage Groupe North 51st Point de cheminement Canada Service d’alimentation Waypoint

Advantage Waypoint LLC	Delaware	Certified Management Group Coleman Greear & Associates Convenience Sales Network CSC Sales and Marketing Ettinger-Rosini & Associates FilterCorp Southwest Food IQ Waypoint Waypoint Commercial Solutions
ASI Intermediate Corp.	Delaware
ASMR Holdings Limited	England and Wales
Daymon Worldwide Canada Inc.	Delaware	CDS Club Demonstration Services Interactions Consumer Marketing
Daymon Worldwide Europe Inc.	Delaware
Daymon Worldwide Inc.	Delaware	Daymon Daymon Private Brand Development Daymon Private Brand Management FDM Business Development RIVIR
Club Demonstration Services, Inc	Connecticut	CDS Spotlight Events
Club Demonstration Services Korea Inc.	Delaware
Hamilton Bright Group B.V.	Netherlands
In-Store Opportunities, LLC	Delaware	Superfridge
Interactions Consumer Experience Marketing Inc.	Delaware	Elite Marketing Interactions Interactions One to One Interactions Advantage AllAccess
Intermarketing Group Limited	England and Wales
Jun Group Productions, LLC	Delaware
Karman Intermediate Corp.	Delaware
Marlin Network LLC	Missouri	Marlin
Powerforce Field Marketing and Retail Services Limited	England and Wales
R Squared Solutions LLC	Delaware
Resource Experience Limited	England and Wales
SAS Retail Services, LLC	Delaware	SAS Retail Merchandising
The Data Council LLC	Delaware	Global Product Quality Solutions GPQS IX-ONE LOGIX3
Upshot LLC	Delaware